Exhibit 10.21

PRE-PUBLIC FORM – U.S.

KORSANA BIOSCIENCES, INC.

2025EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

[INCENTIVE STOCK OPTION // NONSTATUTORY STOCK OPTION]

1.	Grant of Option.

(a) This Stock Option Agreement (this “Agreement”) evidences the following grant by Korsana Biosciences, Inc., a Delaware corporation (the “Company”), of an option (this “Option”) to purchase, in whole or in part, on the terms provided herein and in the Korsana Biosciences, Inc. 2025 Equity Incentive Plan (as amended from time to time, the “Plan”), the shares of Common Stock set forth below:

Participant:	[●]

Grant Date:	[●]

Shares of Common Stock Subject to the Option:	[●] (the “Shares”)

Exercise Price per Share:	$[●]

Expiration Date:	11:59 p.m. ET on [●][1]

Vesting Commencement Date:	[●]

Vesting Schedule:	This Option will become exercisable (“vest”) in accordance with the following schedule, subject to the Participant’s continued employment with or service to the Company through each vesting date: [(i) 25% of this Option shall vest and become exercisable on the first anniversary of the Vesting Commencement Date and (ii) thereafter, this Option shall vest with respect to an additional 1/48th of this Option on each monthly anniversary of the Vesting Commencement Date following the first anniversary of the Vesting Commencement Date].

(b) This Option is subject to the terms of the Plan, which are incorporated into this Agreement by reference. A copy of the Plan has been furnished to the Participant with the Option. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan. Except as otherwise indicated by the context, Participant shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

[1]	NTD: Enter date that is 10 years from the Grant Date.

(c) [Include if granted to employee and is an ISO: This Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. However, the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including the holding period requirements. If the Participant disposes (whether by sale, gift, transfer or otherwise) any Shares acquired upon exercise of this Option within the one-year period beginning on the exercise date or within the two-year period beginning on the Grant Date, the Participant shall notify the Company within 30 days after such disposition. To the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which the Option (plus all other incentive stock options held by the Participant) are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its affiliates) exceeds $100,000, the Option or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options. In addition, to the extent any portion of this Option does not qualify as an “incentive stock option,” such portion shall be deemed to be a Nonstatutory Stock Option.][Include if granted to non-employee or to employee and is an NSO: This Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.]

2.	Vesting Schedule.

(a) This Option will vest in accordance with the Vesting Schedule set forth in Section 1 above. In determining the number of vested Shares at the time of exercise, the number of Shares shall be rounded down to the nearest whole Share.

(b) 2[In the event of a Change in Control, all of the Participant’s then unvested Shares shall automatically accelerate and become fully vested, subject to the Participant’s continued employment with or service to the Company through such Change in Control.]3 [In the event the Participant’s employment or service with the Company is terminated by the Company without Cause (and not as a result of the Participant’s death or Disability) or the Participant resigns for Good Reason, in each case, within the Change in Control Period, then, subject to the Participant’s execution and non-revocation of a release of claims, all of the Participant’s then unvested Shares shall automatically accelerate and become fully vested as of the date of such termination. “Change in Control Period,” “Disability” and “Good Reason” shall have the meanings set forth in the Participant’s employment agreement with the Company.]4

(c) The right of exercise shall be cumulative so that to the extent this Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested and unexercised until the earlier of the Expiration Date or the termination of this Option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A and signed by the Participant, and where applicable, a signed and completed Consent of Spouse or Domestic Partner in the form attached hereto as Exhibit B, and received by the Company at its principal office, accompanied by this Agreement, and payment of the Exercise Price in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby; provided that no partial exercise

[2]	To be removed if an employee without double trigger protection in their applicable employment agreement.
[3]	To be included for non-employee director and Fairmount advisor awards only.
[4]	To be included for employees with double trigger protection in their applicable employment agreement.

of this Option may be for any fractional Share or for fewer than 100 whole Shares. Subject to applicable law and as a condition to the exercise of this Option and the issuance of any Common Stock hereunder, the Participant agrees to become party to any stockholders’ agreement, voting agreement, drag along agreement, right of first refusal and co-sale agreement, or any other agreement approved by the Board and creating obligations of or among any stockholder of the Company, as the Company may request.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time this Option is exercised, is, and has been at all times since the Grant Date, in continued employment with or providing service to the Company or any of its subsidiaries (an “Eligible Participant”). The date on which the Participant ceases to be an Eligible Participant shall be referred to as the “Termination Date.”

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in Sections 3(d) and 3(e) below, the right to exercise this Option shall terminate three months after the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the Termination Date. Notwithstanding the foregoing, if the Participant, prior to the Expiration Date, violates any non-competition, non-solicitation, non-disparagement or confidentiality provisions of any agreement between the Participant and the Company or its subsidiary, the right to exercise this Option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date while he or she is an Eligible Participant and the Company has not terminated such relationship for Cause (as defined below), this Option shall be exercisable by the Participant (or, in the case of death, by the Participant’s Designated Beneficiary) within the period of one year following the Termination Date (but in no event after the Expiration Date); provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the Termination Date.

(e) Termination for Cause. If, prior to the Expiration Date, the Participant’s employment or service is terminated by the Company for Cause, the right to exercise this Option shall terminate immediately upon the Termination Date. If prior to the Expiration Date, the Participant is given notice by the Company of the termination of the Participant’s employment or service by the Company for Cause, and the Termination Date is subsequent to the date of delivery of such notice, the right to exercise this Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or service shall not be terminated for Cause as provided in such notice or (ii) the Termination Date (in which case the right to exercise this Option shall, pursuant to the preceding sentence, terminate upon the Termination Date). If the Participant is party to an employment or severance contract or agreement or offer letter (excluding any non-competition agreement) with the Company that contains a definition of “cause” for termination, “Cause” shall have the meaning ascribed to such term in such agreement or offer letter. Otherwise, “Cause” shall mean (A) the Participant’s dishonest statements or acts with respect to the Company or any affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business that results in or is reasonably anticipated to result in material harm to the Company; (B) the Participant’s conviction or plea of no contest to (1) a felony or (2) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (C) the Participant’s failure to perform in all material respects the Participant’s assigned duties and responsibilities; (D) the Participant’s gross negligence, willful misconduct that results in or is reasonably anticipated to result in harm to the Company; or (E) the Participant’s violation of any material provision of any agreement(s) between the Participant and the Company or its subsidiary or any Company policies including, without limitation, agreements relating to non-competition, non-solicitation, non-disparagement, non-disclosure and/or assignment of inventions or policies related to ethics or workplace conduct.

4.	Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per Offered Share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after the Participant’s receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates, if any, representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under Section 4(b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 4(b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(i) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(ii) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(iii) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (i) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(i) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act or any other transaction that results in the shares of Common Stock (or any equity securities substituted therefore) being listed on an established stock exchange; or

(ii) a Change in Control.

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (ii) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. Any certificate representing Shares or notice of issuance of uncertificated stock evidencing the issuance of Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities) until the Company’s right of first refusal has terminated in accordance with Section 4(g):

“The shares [represented by this certificate][referenced herein] are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (a) not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (i) or (ii) is to be settled by delivery of securities, in cash or otherwise, for a period specified by the representative of the underwriters of Common Stock or other securities of the Company not to exceed 180 days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (A) the publication or other distribution of research reports and (B) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241 or any successor provisions or amendments thereto), and (b) to execute any agreement reflecting clause (a) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Company satisfies all applicable federal, state, and local or other income and employment tax withholding obligations as described in the Plan.

(b) Disqualifying Disposition. If this Option is intended to qualify as an “incentive stock option” under Section 422 of the Code and if the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

7.	Nontransferability of Option.

(a) This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

(b) The Participant agrees that the Participant will not transfer any Shares issued pursuant to the exercise of this Option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4 and Section 5; provided, that such a written confirmation shall not be required with respect to (i) Section 4 after such provision has terminated in accordance with Section 4(g) or (ii) Section 5 after the completion of the lock-up period in connection with the Company’s initial underwritten public offering.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer.

Korsana Biosciences, Inc.

By:
Name:
Title:

[Signature Page – Stock Option Agreement]

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Plan.

PARTICIPANT:

Address:

Email:

[Signature Page – Stock Option Agreement]

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:_______________5

Korsana Biosciences, Inc.

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Option granted to me under the Korsana Biosciences, Inc. 2025 Equity Incentive Plan (as the same may be amended and restated from time to time, the “Plan”) on [_______________]6 for the purchase of [__________]7 shares of Common Stock of the Company at an exercise price of $[__________]8 per share. Capitalized terms used but not defined herein shall have the meanings set forth under the Plan.

I hereby exercise my option to purchase [__________]9 shares of Common Stock (the “Shares”), for which I have enclosed [__________]10 in the amount of [__________]11. Please register the Shares as follows:

Name(s):	[12]

Address:

Email:

Tax I.D. #:	[13]

[5]	Enter the date of exercise.
[6]	Enter the date of grant.
[7]	Enter the total number of shares of Common Stock for which the option was granted.
[8]	Enter the option exercise price per share of Common Stock.
[9]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[10]	Enter “cash”, “personal check” or if permitted by the Option or Plan, “stock certificates No. XXXX and XXXX” or “notice of issuance of uncertificated stock No. XXXX and XXXX”.
[11]

Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.

[12]

Enter name(s) to appear on stock certificate or notice of issuance of uncertified stock: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.

[13]	Social Security Number of Holder(s).

[Signature Page – Notice of Stock Option Exercise]

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (a) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (c) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (d) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation, and has not made any representations regarding any current intention, to register the Shares under the Securities Act.

Very truly yours,

(Signature)

[Signature Page – Notice of Stock Option Exercise]

EXHIBIT B

CONSENT OF SPOUSE OR DOMESTIC PARTNER

I, ___________________________________________________, spouse or registered domestic partner of ___________________________________________________, have read and approve the Stock Option Agreement dated _______________, _____ (the “Stock Option Agreement”), between my spouse or registered domestic partner and Korsana Biosciences, Inc. In consideration of granting of the right to my spouse or registered domestic partner to purchase shares of common stock of Korsana Biosciences, Inc. set forth in the Stock Option Agreement, I hereby appoint my spouse or registered domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Stock Option Agreement and agree to be bound by the provisions of the Stock Option Agreement insofar as I may have any rights in said Stock Option Agreement or any options or shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Stock Option Agreement

Dated:_______________, ______

Signature of Spouse or Registered Domestic Partner